Exhibit 10.1

AMENDMENT NO. 1 TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT NO. 1 TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN dated as of September 13, 2011 (the “Amendment”), amends the CHS/Community Health Systems, Inc. Supplemental Executive Retirement Plan dated effective as of January 1, 2009 (the “Plan”). Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Plan.

1.	The Plan is hereby amended as follows:

(a)	The text of Section 2.1(e) is hereby deleted in its entirety; to avoid any confusion regarding cross-references, the section designation shall remain in place, but the words “Intentionally Omitted” shall be substituted in lieu of the deleted text.

(b)	The text of Section 5.5 is hereby deleted in its entirety; to avoid any confusion regarding cross-references, the section designation shall remain in place, but the words “Intentionally Omitted” shall be substituted in lieu of the deleted text.

(c)	The first two lines of Section 6.4 are hereby revised to read as follows: “Certain Terminations of Employment. If a Participant’s employment is terminated by the Company prior to the date of a Change in Control, but the….”

2.	Except as amended hereby, the Plan shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, CHS/Community Health Systems, Inc. has caused this Amendment to be executed by its duly authorized officer as of the 13th day of September 2011, being the date the Amendment was approved and adopted by the Board of Directors.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ Rachel A. Seifert

Name:	Rachel A. Seifert

Title:	Executive Vice President, Secretary &

General Counsel